Exhibit 99.1

News Release

Contact:	Dan Eggers Investor Relations 312-394-2345 Paul Adams Corporate Communications 410-470-4167

EXELON ANNOUNCES THIRD QUARTER 2016 RESULTS

CHICAGO (October 26, 2016) — Exelon Corporation (NYSE: EXC) announced third quarter 2016 consolidated earnings as follows:

	Third Quarter
	2016	2015
GAAP Results:
Net Income ($ millions)	$490	$629
Diluted Earnings per Share	$0.53	$0.69

Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$841	$757
Diluted Earnings per Share	$0.91	$0.83

“During the third quarter, Exelon delivered on its commitment to provide value to our stakeholders through our strong operating performance at the legacy Exelon utilities, improved operational performance at PHI, the stellar performance of our generation assets during the summer heat, and the ability of our Constellation business to perform in low- and high-volatility market conditions.” said Christopher M. Crane, Exelon President and CEO. “Exelon produced earnings of $0.91 per share, exceeding our guidance range. For the full year, we are raising our guidance from $2.55 to $2.75 per share.”

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Third Quarter Operating Results

Exelon’s GAAP Net Income decreased to $0.53 per share in the third quarter of 2016 from $0.69 per share in the third quarter of 2015. Exelon’s adjusted (non-GAAP) Operating Earnings increased to $0.91 per share in the third quarter of 2016 from $0.83 per share in the third quarter of 2015.

Third quarter 2016 results include $0.14 per share of PHI Adjusted (non-GAAP) Operating Earnings, the impact of which was partially offset by incremental debt and equity costs incurred in connection with the merger. Adjusted (non-GAAP) Operating Earnings in the third quarter of 2016 also reflect the following favorable factors:

•	Higher utility earnings due to favorable impacts of regulatory rate increases; and

•	Favorable utility weather.

These factors were partially offset by:

•	Decreased capacity prices at Generation;

•	Increased income taxes given a decrease in domestic production activities production at Generation; and

•	Higher nuclear decommissioning amortization at Generation.

Adjusted (non-GAAP) Operating Earnings for the third quarter of 2016 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon GAAP Net Income	$490	$0.53
Mark-to-Market Impact of Economic Hedging Activities	(54)	(0.06)
Unrealized Gains Related to NDT Fund Investments	(70)	(0.07)
Amortization of Commodity Contract Intangibles	13	0.01
Merger and Integration Costs	13	0.01
Merger Commitments	5	0.01
Long-Lived Asset Impairments	11	0.01
Plant Retirements and Divestitures	204	0.22
Cost Management Program	7	0.01
Like-Kind Exchange Tax Position	199	0.21
CENG Non-Controlling Interest	23	0.03

Exelon Adjusted (non-GAAP) Operating Earnings	$841	$0.91

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Adjusted (non-GAAP) Operating Earnings for the third quarter of 2015 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon GAAP Net Income	$629	$0.69
Mark-to-Market Impact of Economic Hedging Activities	85	0.09
Unrealized Losses Related to NDT Fund Investments	133	0.15
Amortization of Commodity Contract Intangibles	2	—
Merger and Integration Costs	12	0.02
Asset Retirement Obligation	(6)	(0.01)
Tax Settlements	(52)	(0.06)
CENG Non-Controlling Interest	(46)	(0.05)

Exelon Adjusted (non-GAAP) Operating Earnings	$757	$0.83

Third Quarter and Recent Highlights

•	ACE New Jersey Electric Distribution Rate Case: On August 24, 2016, the NJBPU approved ACEs filed settlement for its pending electric distribution rate case, which includes an increase of $45 million (before New Jersey sales and use tax) to its electric distribution base rates, based on an approved ROE of 9.75 percent. The new rates were effective immediately after approval.

•	Proposed Acquisition of FitzPatrick Nuclear Station: Following the approval of the Clean Energy Standard by the New York Public Service Commission, Generation entered into a series of agreements with Entergy Nuclear FitzPatrick LLC on August 8, 2016, to acquire the James A. Fitzpatrick nuclear generating station for a cash purchase price of $110 million. Under the terms of the agreements, Generation will reimburse Entergy for approximately $200 million to $250 million of incremental costs to refuel the plant and operate and maintain the plant after the refueling outage, scheduled to end in February 2017, through the closing date. Generation will be entitled to all revenues from FitzPatrick’s electricity and capacity sales for the period commencing upon completion of the refueling outage through the closing date. The transaction is expected to close in the second quarter of 2017, and is dependent upon regulatory approval by FERC, NRC and the NYPSC.

•	ConEdison Solutions Acquisition: On September 1, 2016, Generation acquired the competitive retail electric and natural gas businesses of ConEdison Solutions, a subsidiary of Consolidated Edison, Inc., for an all cash purchase price of $257 million including net working capital of $204 million.

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•	Like-Kind Exchange Tax Court Decision: Exelon took a position on its 1999 income tax return to defer approximately $1.2 billion of tax gain on the sale of ComEd’s fossil generating assets. On September 19, 2016, the United States Tax Court rejected Exelon’s position regarding this sale and asserted that the entire gain was taxable in 1999. The IRS has also asserted a penalty of approximately $90 million for a substantial understatement of tax. As a result, Exelon recorded a charge to earnings for the penalty and after-tax interest due on the asserted penalty of approximately $200 million, of which approximately $150 million was recorded at ComEd. In early 2017, Exelon expects to appeal this decision to the U.S. Court of Appeals for the Seventh Circuit. Exelon has agreed to hold ComEd harmless from any unfavorable impacts of the after-tax interest or penalty amounts on ComEd’s equity, and will not seek recovery from ComEd customers for any interest or penalty associated with the like-kind exchange tax position. Exelon is required to pay the tax, penalty and interest for the tax years before the Court at the time Exelon files its appeal. As a result, Exelon deposited $1.25 billion with the IRS in October of 2016. The remaining amount will be paid in early 2017 at the time Exelon files its appeal.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 44,709 gigawatt-hours (GWh) in the third quarter of 2016, compared with 45,180 GWh in the third quarter of 2015. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 96.3 percent capacity factor for the third quarter of 2016, compared with 95.5 percent for the third quarter of 2015. The number of planned refueling outage days in the third quarter of 2016 totaled 17, compared with 27 in the third quarter of 2015. There were zero non-refueling outage days in the third quarter of 2016, compared with 11 days in the third quarter of 2015.

•	Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 97.9 percent in the third quarter of 2016, compared with 99.0 percent in the third quarter of 2015, primarily reflecting gas unit outages in Texas and Maryland. Energy Capture for the wind and solar fleet was 95.2 percent in the third quarter of 2016, compared with 94.8 percent in the third quarter of 2015.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. The proportion of expected generation hedged as of September 30,

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2016, is 98.0 percent to 101.0 percent for 2016, 85.0 percent to 88.0 percent for 2017, and 54.0 percent to 57.0 percent for 2018. Expected generation is the volume of energy that best represents our financial exposure through owned or contracted capacity. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

•	Financing Activities:
•	On August 18, 2016, BGE issued and sold $850 million in aggregate principal amount of Notes consisting of $350 million of 2.400 percent Notes due in 2026 and $500 million of 3.500 percent Notes due in 2046. The proceeds of the Notes were used to redeem outstanding preference shares issued by BGE and for general corporate purposes.

•	On September 18, 2016, BGE redeemed the remaining 500,000 shares of its outstanding 6.970 percent Cumulative Preference Stock, 1993 Series and the remaining 400,000 shares of its outstanding 6.70 percent Cumulative Preference Stock, 1993 Series for $90 million, plus accrued and unpaid dividends.

•	On September 21, 2016, PECO issued $300 million in aggregate principal amount of its First and Refunding Mortgage Bonds, 1.700 percent Series due in 2021. The net proceeds from the sale of the bonds were used to refinance maturing mortgage bonds.

•	On September 30, 2016, Generation issued $150 million in aggregate principal amount of 3.390 percent Notes due in 2036. The proceeds of the Notes will be used for general corporate purposes.

Operating Company Results

ComEd consists of electricity transmission and distribution operations in Northern Illinois.

ComEd’s third quarter 2016 GAAP Net Income was $37 million compared with $149 million in the third quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2016 and 2015 do not include certain items (after tax) that were included in reported GAAP Net Income as reconciled in the table below:

($ millions)	3Q16	3Q15
ComEd GAAP Net Income	$37	$149
Merger and Integration Costs	—	2
Like-Kind Exchange Tax Position	149	—

ComEd Adjusted (non-GAAP) Operating Earnings	$186	$151

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ComEd’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2016 increased by $35 million from the same quarter in 2015, primarily due to favorable weather and higher electric distribution and transmission formula rate earnings.

For the third quarter of 2016, cooling degree days were up 32.5 percent relative to the same period in 2015 and were 37.0 percent above normal. Total retail deliveries increased by 7.0 percent in the third quarter of 2016 compared with the same period in 2015.

Weather-normalized retail electric deliveries remained relatively consistent in the third quarter of 2016 compared with the same period in 2015.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in Southeastern Pennsylvania.

PECO’s third quarter 2016 GAAP Net Income was $122 million compared with $90 million in the third quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2016 and 2015 do not include merger and integration costs that were included in reported GAAP Net Income as reconciled in the table below:

($ millions)	3Q16	3Q15
PECO GAAP Net Income	$122	$90
Merger and Integration Costs	1	1

PECO Adjusted (non-GAAP) Operating Earnings	$123	$91

PECO’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2016 increased by $32 million from the same quarter in 2015, primarily due to favorable weather and increased electric distribution revenue pursuant to a rate increase effective January 1, 2016.

For the third quarter of 2016, cooling degree days were up 8.6 percent relative to the same period in 2015 and were 38.6 percent above normal. Total retail electric deliveries were up 5.1 percent compared with the third quarter of 2015. Natural gas deliveries (including both retail and transportation segments) in the third quarter of 2016 were down 2.6 percent compared with the same period in 2015.

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Weather-normalized retail electric deliveries remained relatively consistent while gas deliveries decreased 3.0 percent in the third quarter of 2016 compared with the same period in 2015. The decreased gas volumes were driven primarily by lower use per customer.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

BGE’s third quarter 2016 GAAP Net Income was $54 million compared with $51 million in the third quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2016 and 2015 do not include merger and integration costs that were included in reported GAAP Net Income as reconciled in the table below:

($ millions)	3Q16	3Q15
BGE GAAP Net Income	$54	$51
Merger and Integration Costs	1	1

BGE Adjusted (non-GAAP) Operating Earnings	$55	$52

BGE’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2016 increased $3 million from the same quarter in 2015, primarily due to increased distribution revenue pursuant to increased rates effective in June 2016 and increased transmission revenue due to increased capital investments and operating and maintenance expense recoveries, partially offset by the increased amortization due to the initiation of cost recovery of the AMI programs and increased underground conduit rental fees assessed by the City of Baltimore. Due to revenue decoupling, BGE is not affected by actual weather with the exception of major storms.

PHI consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

PHI’s third quarter 2016 GAAP Net Income was $166 million. Adjusted (non-GAAP) Operating Earnings do not include certain items (after-tax) that were included in reported GAAP Net Income as reconciled in the table below:

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($ millions)	3Q16
PHI GAAP Net Income	$166
Merger and Integration Costs	4
Merger Commitments (1)	(40)

PHI Adjusted (non-GAAP) Operating Earnings	$130

(1)	Reflects impacts of after-tax adjustments to amounts and allocations of PHI merger commitment costs in application of the “most favored nation” provision. For the Exelon consolidated entity, total adjustments under this provision have increased total estimated merger commitment costs from $508 million at June 30, 2016 to $513 million at September 30, 2016 (with no change in a net present value basis).

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

Generation’s third quarter 2016 GAAP Net Income was $236 million compared with GAAP Net Income of $377 million in the third quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2016 and 2015 do not include various items (after tax) that were included in reported GAAP Net Income as reconciled in the table below:

($ millions)	3Q16	3Q15
Generation GAAP Net Income	$236	$377
Mark-to-Market Impact of Economic Hedging Activities	(54)	85
Unrealized (Gains) Losses Related to NDT Fund Investments	(70)	133
Amortization of Commodity Contract Intangibles	13	2
Merger and Integration Costs	7	6
Long-Lived Asset Impairments	10	—
Plant Retirements and Divestitures	204	—
Cost Management Program	7	—
Asset Retirement Obligation	—	(6)
Tax Settlements	—	(52)
CENG Non-Controlling Interest	23	(46)

Generation Adjusted (non-GAAP) Operating Earnings	$376	$499

Generation’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2016 decreased by $123 million compared with the same quarter in 2015, primarily reflecting increased income taxes given a decrease in the domestic production activities deduction, decreased capacity prices and increased nuclear decommissioning amortization expense.

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Non-GAAP Financial Measures

In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on October 26, 2016.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC (PHI), Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; (2) PHI’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 16; (3) Exelon’s Third Quarter 2016 Quarterly Report on Form 10-Q (To be filed on October 26, 2016) in (a) Part II, Other Information, ITEM 1A. Risk

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Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18 and (4) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of utility customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2015 revenue of $34.5 billion. Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 32,700 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2.5 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.

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Earnings Release Attachments

Consolidating Statements of Operations - three months ended September 30, 2016 and 2015	1

Consolidating Statements of Operations - nine months ended September 30, 2016 and 2015	2

Business Segment Comparative Statements of Operations - Generation and ComEd - three and nine months ended September 30, 2016 and 2015	3

Business Segment Comparative Statements of Operations - PECO and BGE - three and nine months ended September 30, 2016 and 2015	4

Business Segment Comparative Statements of Operations - PHI and Other - three and nine months ended September 30, 2016 and 2015	5

Consolidated Balance Sheets - September 30, 2016 and December 31, 2015	6

Consolidated Statements of Cash Flows - nine months ended September 30, 2016 and 2015	7

Reconciliation of GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - Exelon - three months ended September 30, 2016 and 2015	8

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - Exelon - nine months ended September 30, 2016 and 2015	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - three months ended September 30, 2016 and 2015	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - nine months ended September 30, 2016 and 2015	14

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - Generation - three and nine months ended September 30, 2016 and 2015	17

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - ComEd - three and nine months ended September 30, 2016 and 2015	19

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - PECO - three and nine months ended September 30, 2016 and 2015	20

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - BGE - three and nine months ended September 30, 2016 and 2015	21

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - PHI - three and nine months ended September 30, 2016 and 2015	23

Reconciliation of GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - Other - three and nine months ended September 30, 2016 and 2015	24

Exelon Generation Statistics - three months ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015	26

Exelon Generation Statistics - nine months ended September 30, 2016 and 2015	27

ComEd Statistics - three and nine months ended September 30, 2016 and 2015	28

PECO Statistics - three and nine months ended September 30, 2016 and 2015	29

BGE Statistics - three and nine months ended September 30, 2016 and 2015	31

Pepco Statistics - three and nine months ended September 30, 2016 and 2015	33

DPL Statistics - three and nine months ended September 30, 2016 and 2015	34

ACE Statistics - three and nine months ended September 30, 2016 and 2015	36

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2016
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$5,035	$1,497	$788	$812	$1,394	$(524)	$9,002
Operating expenses
Purchased power and fuel	2,589	454	272	360	583	(504)	3,754
Operating and maintenance	1,336	377	199	178	226	22	2,338
Depreciation and amortization	632	196	67	101	182	17	1,195
Taxes other than income	136	82	46	58	124	3	449

Total operating expenses	4,693	1,109	584	697	1,115	(462)	7,736
Gain on sales of assets	—	1	—	—	—	—	1

Operating income (loss)	342	389	204	115	279	(62)	1,267

Other income and (deductions)
Interest expense, net	(77)	(197)	(30)	(28)	(64)	(120)	(516)
Other, net	185	(80)	2	5	19	(11)	120

Total other income and (deductions)	108	(277)	(28)	(23)	(45)	(131)	(396)

Income (loss) before income taxes	450	112	176	92	234	(193)	871
Income taxes	173	75	54	36	68	(66)	340
Equity in (losses) earnings of unconsolidated affiliates	(6)	—	—	—	—	1	(5)

Net income (loss)	271	37	122	56	166	(126)	526

Net income attributable to noncontrolling interests and preference stock dividends	35	—	—	2	—	(1)	36

Net income (loss) attributable to common shareholders	$236	$37	$122	$54	$166	$(125)	$490

	Three Months Ended September 30, 2015
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$4,768	$1,376	$740	$725	$—	$(208)	$7,401
Operating expenses
Purchased power and fuel	2,519	390	278	311	—	(207)	3,291
Operating and maintenance	1,241	404	196	169	—	(14)	1,996
Depreciation and amortization	264	176	68	79	—	19	606
Taxes other than income	123	79	44	57	—	7	310

Total operating expenses	4,147	1,049	586	616	—	(195)	6,203
Gain on sales of assets	1	—	—	1	—	—	2

Operating income (loss)	622	327	154	110	—	(13)	1,200

Other income and (deductions)
Interest expense, net	(68)	(83)	(28)	(25)	—	(49)	(253)
Other, net	(257)	4	1	4	—	4	(244)

Total other income and (deductions)	(325)	(79)	(27)	(21)	—	(45)	(497)

Income (loss) before income taxes	297	248	127	89	—	(58)	703
Income taxes	(36)	99	37	35	—	(20)	115
Equity in losses of unconsolidated affiliates	(1)	—	—	—	—	—	(1)

Net income (loss)	332	149	90	54	—	(38)	587

Net (loss) income attributable to noncontrolling interests and preference stock dividends	(45)	—	—	3	—	—	(42)

Net income (loss) attributable to common shareholders	$377	$149	$90	$51	$—	$(38)	$629

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company from July 1, 2016 to September 30, 2016.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2016
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$13,363	$4,031	$2,293	$2,421	$2,565	$(1,187)	$23,486
Operating expenses
Purchased power and fuel	6,609	1,141	809	994	1,037	(1,128)	9,462
Operating and maintenance	4,333	1,113	604	588	921	118	7,677
Depreciation and amortization	1,329	574	201	307	355	55	2,821
Taxes other than income	380	222	126	172	248	20	1,168

Total operating expenses	12,651	3,050	1,740	2,061	2,561	(935)	21,128
Gain on sales of assets	31	6	—	—	—	4	41

Operating income (loss)	743	987	553	360	4	(248)	2,399

Other income and (deductions)
Interest expense, net	(273)	(374)	(92)	(76)	(135)	(229)	(1,179)
Other, net	395	(72)	6	16	31	1	377

Total other income and (deductions)	122	(446)	(86)	(60)	(104)	(228)	(802)

Income (loss) before income taxes	865	541	467	300	(100)	(476)	1,597
Income taxes	293	244	121	109	(9)	(133)	625
Equity in losses of unconsolidated affiliates	(16)	—	—	—	—	—	(16)

Net income (loss)	556	297	346	191	(91)	(343)	956

Net income attributable to noncontrolling interests and preference stock dividends	18	—	—	8	—	—	26

Net income (loss) attributable to common shareholders	$538	$297	$346	$183	$(91)	$(343)	$930

	Nine Months Ended September 30, 2015
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$14,841	$3,709	$2,386	$2,388	$—	$(578)	$22,746
Operating expenses
Purchased power and fuel	7,800	991	953	1,037	—	(571)	10,210
Operating and maintenance	3,860	1,166	609	499	—	(15)	6,119
Depreciation and amortization	774	528	198	271	—	47	1,818
Taxes other than income	369	225	125	169	—	20	908

Total operating expenses	12,803	2,910	1,885	1,976	—	(519)	19,055
Gain on sales of assets	7	—	1	1	—	1	10

Operating income (loss)	2,045	799	502	413	—	(58)	3,701

Other income and (deductions)
Interest expense, net	(269)	(248)	(84)	(73)	—	(81)	(755)
Other, net	(193)	14	3	13	—	(16)	(179)

Total other income and (deductions)	(462)	(234)	(81)	(60)	—	(97)	(934)

Income (loss) before income taxes	1,583	565	421	353	—	(155)	2,767
Income taxes	371	226	122	141	—	(55)	805
Equity in (losses) earnings of unconsolidated affiliates	(4)	—	—	—	—	1	(3)

Net income (loss)	1,208	339	299	212	—	(99)	1,959

Net (loss) income attributable to noncontrolling interests and preference stock dividends	(10)	—	—	10	—	—	—

Net income (loss) attributable to common shareholders	$1,218	$339	$299	$202	$—	$(99)	$1,959

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company from March 24, 2016 to September 30, 2016.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$5,035	$4,768	$267	$13,363	$14,841	$(1,478)
Operating expenses
Purchased power and fuel	2,589	2,519	70	6,609	7,800	(1,191)
Operating and maintenance	1,336	1,241	95	4,333	3,860	473
Depreciation and amortization	632	264	368	1,329	774	555
Taxes other than income	136	123	13	380	369	11

Total operating expenses	4,693	4,147	546	12,651	12,803	(152)
Gain on sales of assets	—	1	(1)	31	7	24

Operating income	342	622	(280)	743	2,045	(1,302)

Other income and (deductions)
Interest expense, net	(77)	(68)	(9)	(273)	(269)	(4)
Other, net	185	(257)	442	395	(193)	588

Total other income and (deductions)	108	(325)	433	122	(462)	584

Income before income taxes	450	297	153	865	1,583	(718)
Income taxes	173	(36)	209	293	371	(78)
Equity in losses of unconsolidated affiliates	(6)	(1)	(5)	(16)	(4)	(12)

Net income	271	332	(61)	556	1,208	(652)

Net income (loss) attributable to noncontrolling interests and preference stock dividends	35	(45)	80	18	(10)	28

Net income attributable to membership interest	$236	$377	$(141)	$538	$1,218	$(680)

	ComEd
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$1,497	$1,376	$121	$4,031	$3,709	$322
Operating expenses
Purchased power	454	390	64	1,141	991	150
Operating and maintenance	377	404	(27)	1,113	1,166	(53)
Depreciation and amortization	196	176	20	574	528	46
Taxes other than income	82	79	3	222	225	(3)

Total operating expenses	1,109	1,049	60	3,050	2,910	140
Gain on sales of assets	1	—	1	6	—	6

Operating income	389	327	62	987	799	188

Other income and (deductions)
Interest expense, net	(197)	(83)	(114)	(374)	(248)	(126)
Other, net	(80)	4	(84)	(72)	14	(86)

Total other income and (deductions)	(277)	(79)	(198)	(446)	(234)	(212)

Income before income taxes	112	248	(136)	541	565	(24)
Income taxes	75	99	(24)	244	226	18

Net income	$37	$149	$(112)	$297	$339	$(42)

.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$788	$740	$48	$2,293	$2,386	$(93)
Operating expenses
Purchased power and fuel	272	278	(6)	809	953	(144)
Operating and maintenance	199	196	3	604	609	(5)
Depreciation and amortization	67	68	(1)	201	198	3
Taxes other than income	46	44	2	126	125	1

Total operating expenses	584	586	(2)	1,740	1,885	(145)
Gain on sales of assets	—	—	—	—	1	(1)

Operating income	204	154	50	553	502	51

Other income and (deductions)
Interest expense, net	(30)	(28)	(2)	(92)	(84)	(8)
Other, net	2	1	1	6	3	3

Total other income and (deductions)	(28)	(27)	(1)	(86)	(81)	(5)

Income before income taxes	176	127	49	467	421	46
Income taxes	54	37	17	121	122	(1)

Net income attributable to common shareholder	$122	$90	$32	$346	$299	$47

	BGE
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$812	$725	$87	$2,421	$2,388	$33
Operating expenses
Purchased power and fuel	360	311	49	994	1,037	(43)
Operating and maintenance	178	169	9	588	499	89
Depreciation and amortization	101	79	22	307	271	36
Taxes other than income	58	57	1	172	169	3

Total operating expenses	697	616	81	2,061	1,976	85
Gain on sales of assets	—	1	(1)	—	1	(1)

Operating income	115	110	5	360	413	(53)

Other income and (deductions)
Interest expense, net	(28)	(25)	(3)	(76)	(73)	(3)
Other, net	5	4	1	16	13	3

Total other income and (deductions)	(23)	(21)	(2)	(60)	(60)	—

Income before income taxes	92	89	3	300	353	(53)
Income taxes	36	35	1	109	141	(32)

Net income	56	54	2	191	212	(21)

Preference stock dividends	2	3	(1)	8	10	(2)

Net income attributable to common shareholder	$54	$51	$3	$183	$202	$(19)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PHI (a)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$1,394	$—	$1,394	$2,565	$—	$2,565
Operating expenses
Purchased power and fuel	583	—	583	1,037	—	1,037
Operating and maintenance	226	—	226	921	—	921
Depreciation and amortization	182	—	182	355	—	355
Taxes other than income	124	—	124	248	—	248

Total operating expenses	1,115	—	1,115	2,561	—	2,561

Operating income	279	—	279	4	—	4

Other income and (deductions)
Interest expense, net	(64)	—	(64)	(135)	—	(135)
Other, net	19	—	19	31	—	31

Total other income and (deductions)	(45)	—	(45)	(104)	—	(104)

Income (loss) before income taxes	234	—	234	(100)	—	(100)
Income taxes	68	—	68	(9)	—	(9)

Net income (loss)	$166	$—	$166	$(91)	$—	$(91)

	Other (b)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$(524)	$(208)	$(316)	$(1,187)	$(578)	$(609)
Operating expenses
Purchased power and fuel	(504)	(207)	(297)	(1,128)	(571)	(557)
Operating and maintenance	22	(14)	36	118	(15)	133
Depreciation and amortization	17	19	(2)	55	47	8
Taxes other than income	3	7	(4)	20	20	—

Total operating expenses	(462)	(195)	(267)	(935)	(519)	(416)
Gain on sales of assets	—	—	—	4	1	3

Operating loss	(62)	(13)	(49)	(248)	(58)	(190)

Other income and (deductions)
Interest expense, net	(120)	(49)	(71)	(229)	(81)	(148)
Other, net	(11)	4	(15)	1	(16)	17

Total other income and (deductions)	(131)	(45)	(86)	(228)	(97)	(131)

Loss before income taxes	(193)	(58)	(135)	(476)	(155)	(321)
Income taxes	(66)	(20)	(46)	(133)	(55)	(78)
Equity in earnings of unconsolidated affiliates	1	—	1	—	1	(1)

Net loss	(126)	(38)	(88)	(343)	(99)	(244)

Net loss attributable to noncontrolling interests and preference stock dividends	(1)	—	(1)	—	—	—

Net loss attributable to common shareholders	$(125)	$(38)	$(87)	$(343)	$(99)	$(244)

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company from March 24, 2016 to September 30, 2016 for nine months ended and July 1, 2016 to September 30, 2016 for three months ended. Exelon did not own PHI in 2015.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)	September 30, 2016	December 31, 2015
Assets	(unaudited)
Current assets
Cash and cash equivalents	$1,897	$6,502
Restricted cash and cash equivalents	321	205
Accounts receivable, net
Customer	4,061	3,187
Other	1,013	912
Mark-to-market derivative assets	754	1,365
Unamortized energy contract assets	126	86
Inventories, net
Fossil fuel and emission allowances	374	462
Materials and supplies	1,188	1,104
Regulatory assets	1,410	759
Other	1,064	752

Total current assets	12,208	15,334

Property, plant and equipment, net	71,214	57,439
Deferred debits and other assets
Regulatory assets	10,022	6,065
Nuclear decommissioning trust funds	11,076	10,342
Investments	592	639
Goodwill	6,672	2,672
Mark-to-market derivative assets	669	758
Unamortized energy contract assets	473	484
Pledged assets for Zion Station decommissioning	135	206
Other	1,474	1,445

Total deferred debits and other assets	31,113	22,611

Total assets	$114,535	$95,384

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$567	$533
Long-term debt due within one year	2,512	1,500
Accounts payable	3,044	2,883
Accrued expenses	3,236	2,376
Payables to affiliates	8	8
Regulatory liabilities	548	369
Mark-to-market derivative liabilities	222	205
Unamortized energy contract liabilities	452	100
Renewable energy credit obligation	356	302
PHI merger related obligation	145	—
Other	1,068	842

Total current liabilities	12,158	9,118

Long-term debt	32,330	23,645
Long-term debt to financing trusts	642	641
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	18,115	13,776
Asset retirement obligations	9,348	8,585
Pension obligations	3,765	3,385
Non-pension postretirement benefit obligations	1,921	1,618
Spent nuclear fuel obligation	1,023	1,021
Regulatory liabilities	4,437	4,201
Mark-to-market derivative liabilities	422	374
Unamortized energy contract liabilities	927	117
Payable for Zion Station decommissioning	33	90
Other	1,928	1,491

Total deferred credits and other liabilities	41,919	34,658

Total liabilities	87,049	68,062

Commitments and contingencies
Contingently redeemable noncontrolling interests	26	28
Shareholders’ equity
Common stock	18,756	18,676
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	12,121	12,068
Accumulated other comprehensive loss, net	(2,523)	(2,624)

Total shareholders’ equity	26,027	25,793
BGE preference stock not subject to mandatory redemption	—	193
Noncontrolling interests	1,433	1,308

Total equity	27,460	27,294

Total liabilities and shareholders’ equity	$114,535	$95,384

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net income	$956	$1,959
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	4,009	2,930
Impairment of long-lived assets and losses on regulatory assets	274	25
Gain on sales of assets	(41)	(10)
Deferred income taxes and amortization of investment tax credits	623	241
Net fair value changes related to derivatives	100	(363)
Net realized and unrealized (gains) losses on nuclear decommissioning trust fund investments	(243)	221
Other non-cash operating activities	1,224	856
Changes in assets and liabilities:
Accounts receivable	(296)	175
Inventories	21	65
Accounts payable and accrued expenses	296	(115)
Option premiums (paid) received, net	(24)	27
Collateral received, net	757	115
Income taxes	527	300
Pension and non-pension postretirement benefit contributions	(283)	(430)
Other assets and liabilities	(537)	(322)

Net cash flows provided by operating activities	7,363	5,674

Cash flows from investing activities
Capital expenditures	(6,368)	(5,443)
Proceeds from nuclear decommissioning trust fund sales	7,914	4,551
Investment in nuclear decommissioning trust funds	(8,093)	(4,737)
Acquisition of businesses, net of cash acquired	(6,896)	(28)
Proceeds from sales of long-lived assets	49	145
Proceeds from termination of direct financing lease investment	360	—
Purchases of investments	—	—
Change in restricted cash	(75)	(70)
Other investing activities	(110)	(107)

Net cash flows used in investing activities	(13,219)	(5,689)

Cash flows from financing activities
Changes in short-term borrowings	(1,014)	230
Proceeds from short-term borrowings with maturities greater than 90 days	195	—
Repayments on short-term borrowings with maturities greater than 90 days	(452)	—
Issuance of long-term debt	4,488	5,909
Retirement of long-term debt	(944)	(1,745)
Restricted proceeds from issuance of long-term debt	(30)	—
Issuance of common stock	—	1,868
Redemption of preference stock	(190)	—
Dividends paid on common stock	(873)	(819)
Proceeds from employee stock plans	36	24
Other financing activities	35	(65)

Net cash flows provided by financing activities	1,251	5,402

(Decrease) Increase in cash and cash equivalents	(4,605)	5,387
Cash and cash equivalents at beginning of period	6,502	1,878

Cash and cash equivalents at end of period	$1,897	$7,265

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$9,002	$(166)	(b),(d)	$8,836	$7,401	$11	(b),(d)	$7,412
Operating expenses
Purchased power and fuel	3,754	(127)	(b),(d),(h)	3,627	3,291	(132)	(b),(d)	3,159
Operating and maintenance	2,338	(23)	(e),(f),(g), (h),(i)	2,315	1,996	(13)	(e),(k)	1,983
Depreciation and amortization	1,195	(338)	(e),(h)	857	606	—		606
Taxes other than income	449	—		449	310	—		310

Total operating expenses	7,736	(488)		7,248	6,203	(145)		6,058
Gain on sales of assets	1	—		1	2	—		2

Operating income	1,267	322		1,589	1,200	156		1,356

Other income and (deductions)
Interest expense, net	(516)	153	(j)	(363)	(253)	(12)	(l)	(265)
Other, net	120	(39)	(c),(j)	81	(244)	279	(c)	35

Total other income and (deductions)	(396)	114		(282)	(497)	267		(230)

Income before income taxes	871	436		1,307	703	423		1,126
Income taxes	340	108	(b),(c),(d), (e),(f),(g), (h),(i),(j)	448	115	249	(b),(c),(d), (e),(k),(l)	364
Equity in losses of unconsolidated affiliates	(5)	—		(5)	(1)	—		(1)

Net income	526	328		854	587	174		761
Net income (loss) attributable to noncontrolling interests and preference stock dividends	36	(23)	(m)	13	(42)	46	(m)	4

Net income attributable to common shareholders	$490	$351		$841	$629	$128		$757

Effective tax rate	39.0%			34.3%	16.4%			32.3%
Earnings per average common share
Basic	$0.53	$0.38		$0.91	$0.69	$0.14		$0.83
Diluted	$0.53	$0.38		$0.91	$0.69	$0.14		$0.83

Average common shares outstanding
Basic	925			925	913			913
Diluted	927			927	915			915
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$(0.06)				$0.09
Unrealized (gains) losses related to NDT fund investments (c)		(0.07)				0.15
Amortization of commodity contract intangibles (d)		0.01				—
Merger and integration costs (e)		0.01				0.02
Merger commitments (f)		0.01				—
Long-lived asset impairments (g)		0.01				—
Plant retirements and divestitures (h)		0.22				—
Cost management program (i)		0.01				—
Like-kind exchange tax position (j)		0.21				—
Asset retirement obligation (k)		—				(0.01)
Tax settlements (l)		—				(0.06)
CENG non-controlling interest (m)		0.03				(0.05)

Total adjustments		$0.38				$0.14

For the three months ended September 30, 2016, includes financial results for PHI. Therefore, the results of operations from 2016 and 2015 are not comparable for Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition in 2015 and the Integrys and ConEdison Solutions acquisitions in 2016.

(e)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees.
(f)	Adjustments to costs incurred as part of the settlement orders approving the PHI acquisition.
(g)	Adjustment to exclude 2016 charge to earnings primarily related to the impairment of upstream assets at Generation.
(h)	Adjustment to exclude accelerated depreciation and amortization associated with Generation’s decision to early retire the Clinton and Quad Cities nuclear facilities.
(i)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.
(j)	Adjustment to exclude the recognition of a penalty and associated interest expense, as a result of a tax court decision on Exelon’s like-kind exchange tax position.
(k)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(l)	Adjustment to exclude favorable settlements of certain income tax positions on Constellation’s pre-acquisition tax returns.
(m)	Adjustments to exclude the elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$23,486	$368	(b),(d), (e)	$23,854	$22,746	$(190)	(b),(d)	$22,556
Operating expenses
Purchased power and fuel	9,462	211	(b),(d), (i)	9,673	10,210	88	(b),(d)	10,298
Operating and maintenance	7,677	(956)	(e),(f), (g),(i), (j)	6,721	6,119	(66)	(e),(g), (l),(m)	6,053
Depreciation and amortization	2,821	(452)	(e),(i)	2,369	1,818	—		1,818
Taxes other than income	1,168	(1)	(j)	1,167	908	—		908

Total operating expenses	21,128	(1,198)		19,930	19,055	22		19,077
Gain on sales of assets	41	—		41	10	—		10

Operating income	2,399	1,566		3,965	3,701	(212)		3,489

Other income and (deductions)
Interest expense, net	(1,179)	153	(k)	(1,026)	(755)	(27)	(h),(n)	(782)
Other, net	377	(193)	(c),(i), (k)	184	(179)	357	(c)	178

Total other income and (deductions)	(802)	(40)		(842)	(934)	330		(604)

Income before income taxes	1,597	1,526		3,123	2,767	118		2,885
Income taxes	625	419	(b),(c), (d),(e), (f),(g), (i),(j), (k)	1,044	805	145	(b),(c), (d),(e), (g),(h), (l),(m), (n)	950
Equity in losses of unconsolidated affiliates	(16)	—		(16)	(3)	—		(3)

Net income	956	1,107		2,063	1,959	(27)		1,932
Net income attributable to noncontrolling interests and preference stock dividends	26	(41)	(o)	(15)	—	52	(o)	52

Net income attributable to common shareholders	$930	$1,148		$2,078	$1,959	$(79)		$1,880

Effective tax rate	39.1%			33.4%	29.1%			32.9%
Earnings per average common share
Basic	$1.01	$1.24		$2.25	$2.23	$(0.09)		$2.14
Diluted	$1.00	$1.24		$2.24	$2.22	$(0.09)		$2.13

Average common shares outstanding
Basic	924			924	879			879
Diluted	926			926	883			883
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.07				$(0.18)
Unrealized (gains) losses related to NDT fund investments (c)		(0.13)				0.19
Amortization of commodity contract intangibles (d)		0.01				(0.01)
Merger and integration costs (e)		0.10				0.06
Merger commitments (f)		0.43				—
Long-lived asset impairments (g)		0.11				0.02
Mark-to-market impact of PHI merger related interest swap (h)		—				(0.03)
Plant retirements and divestitures (i)		0.37				—
Cost management program (j)		0.03				—
Like-kind exchange tax position (k)		0.21				—
Midwest Generation bankruptcy recoveries (l)		—				(0.01)
Asset retirement obligation (m)		—				(0.01)
Tax settlements (n)		—				(0.06)
CENG non-controlling interest (o)		0.04				(0.06)

Total adjustments		$1.24				$(0.09)

As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to September 30, 2016. Therefore, the results of operations from 2016 and 2015 are not comparable for Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition in 2015 and the Integrys and ConEdison Solutions acquisitions in 2016.
(e)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at ComEd, BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(f)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.
(g)	Adjustment to exclude a 2015 charge to earnings primarily related to the impairment of investment in long-term leases at Corporate and 2016 charges to earnings primarily related to the impairment of upstream assets and certain wind projects at Generation.
(h)	Adjustment to exclude the mark-to-market impact of Exelon’s Corporate’s forward-starting interest rate swaps related to financing for the PHI acquisition, which were terminated on June 8, 2015.
(i)	Adjustment to exclude the impacts associated with Generation’s decision to early retire the Clinton and Quad Cities nuclear facilities, partially offset by a gain associated with Generation’s 2016 sale of the New Boston generating site.
(j)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.
(k)	Adjustment to exclude the recognition of a penalty and associated interest expense, as a result of a tax court decision on Exelon’s like-kind exchange tax position.
(l)	Adjustment to exclude a 2015 benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(m)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(n)	Adjustment to exclude favorable settlements of certain income tax positions on Constellation’s pre-acquisition tax returns.
(o)	Adjustments to exclude the elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended September 30, 2016 and 2015

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon (a)
2015 GAAP Earnings (Loss)	$0.69	$377	$149	$90	$51	$—	$(38)	$629
2015 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.09	85	—	—	—	—	—	85
Unrealized Losses Related to NDT Fund Investments (1)	0.15	133	—	—	—	—	—	133
Amortization of Commodity Contract Intangibles (2)	—	2	—	—	—	—	—	2
Merger and Integration Costs (3)	0.02	6	2	1	1	—	2	12
Asset Retirement Obligation (4)	(0.01)	(6)	—	—	—	—	—	(6)
Tax Settlements (5)	(0.06)	(52)	—	—	—	—	—	(52)
CENG Non-Controlling Interest (6)	(0.05)	(46)	—	—	—	—	—	(46)

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	0.83	499	151	91	52	—	(36)	757
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (12)	(0.01)	(11)	—	—	—	—	—	(11)
Nuclear Fuel Cost (13)	0.01	9	—	—	—	—	—	9
Capacity Pricing (14)	(0.02)	(21)	—	—	—	—	—	(21)
Market and Portfolio Conditions (15)	0.03	32	—	—	—	—	—	32
ComEd, PECO, BGE and PHI Margins:
Weather	0.04	—	23	18	— (c)	— (c)	—	41
Load	—	—	3	(1)	— (c)	— (c)	—	2
Other Energy Delivery (16)	0.56	—	8 (d)	15 (d)	23 (d)	474 (d)	—	520
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	(0.17)	(65)	(2)	(5)	—	(90)	—	(162)
Planned Nuclear Refueling Outages (18)	0.01	7	—	—	—	—	—	7
Pension and Non-Pension Postretirement Benefits (19)	—	7	4	1	—	(9)	1	4
Other Operating and Maintenance (20)	(0.06)	(4)	13	3	(6)	(58)	(1)	(53)
Depreciation and Amortization Expense (21)	(0.16)	(17)	(12)	1	(13)	(106)	(1)	(148)
Interest Expense, Net (22)	(0.05)	—	(5)	(1)	(3)	(26)	(9)	(44)
Income Taxes (23)	(0.02)	(55)	3	2	1	18	15	(16)
Equity in Earnings of Unconsolidated Affiliates	—	(3)	—	—	—	—	—	(3)
CENG Non-Controlling Interest (24)	—	(6)	—	—	—	—	—	(6)
Other	(0.07)	4	—	(1)	1	(73)	2	(67)
Share Differential	(0.01)	—	—	—	—	—	—	—

2016 Adjusted (non-GAAP) Operating Earnings (Loss)	0.91	376	186	123	55	130	(29)	841
2016 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.06	54	—	—	—	—	—	54
Unrealized Gains Related to NDT Fund Investments (1)	0.07	70	—	—	—	—	—	70
Amortization of Commodity Contract Intangibles (2)	(0.01)	(13)	—	—	—	—	—	(13)
Merger and Integration Costs (3)	(0.01)	(7)	—	(1)	(1)	(4)	—	(13)
Merger Commitments (7)	(0.01)	—	—	—	—	40	(45)	(5)
Long-Lived Asset Impairments (8)	(0.01)	(10)	—	—	—	—	(1)	(11)
Plant Retirements and Divestitures (9)	(0.22)	(204)	—	—	—	—	—	(204)
Cost Management Program (10)	(0.01)	(7)	—	—	—	—	—	(7)
Like-Kind Exchange Tax Position (11)	(0.21)	—	(149)	—	—	—	(50)	(199)
CENG Non-Controlling Interest (6)	(0.03)	(23)	—	—	—	—	—	(23)

2016 GAAP Earnings (Loss)	$0.53	$236	$37	$122	$54	$166	$(125)	$490

Notes:

The above analysis is presented on an after-tax basis. Income taxes related to (non-GAAP) operating adjustments are computed based upon the applicable tax law and enacted tax rates, unless otherwise noted. In computing the tax, the ability to monetize tax attributes and the impact to calculations such as the domestic production activities deduction is taken into consideration. Refer to the Reconciliations of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations within the Earnings Release Attachments for further information regarding income tax impacts.

(a)	For the three months ended September 30, 2016, includes financial results for PHI. Therefore, the results of operations from 2016 and 2015 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC and District of Columbia PSC, BGE, Pepco and DPL Maryland record monthly adjustments to rates for residential, commercial and industrial customers to eliminate the effects of abnormal weather and usage patterns per customer on distribution volumes.
(d)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)	Reflects the impact of unrealized losses in 2015 and unrealized gains in 2016 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition in 2015 and the Integrys and ConEdison Solutions acquisitions in 2016.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities and upfront credit facilities fees.
(4)	Primarily reflects a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(5)	Reflects benefits related to the favorable settlements in 2015 of certain income tax positions on Constellation’s pre-acquisition tax returns.
(6)	Represents elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.
(7)	Represents adjustments to costs incurred as part of the settlement orders approving the PHI acquisition.
(8)	Primarily reflects the impairment of upstream assets at Generation in 2016.
(9)	Primarily reflects accelerated depreciation and amortization expenses associated with Generation’s decision to early retire the Clinton and Quad Cities nuclear facilities in 2016.
(10)	Represents 2016 severance expense and reorganization costs related to a cost management program.
(11)	Represents the recognition of a penalty and associated interest expense in the third quarter of 2016, as a result of a tax court decision on Exelon’s like-kind exchange tax position.
(12)	Primarily reflects an increase in nuclear outage days in 2016, including Salem.
(13)	Primarily reflects a decrease in fuel prices and decreased nuclear output.
(14)	Primarily reflects decreased capacity prices in the Mid-Atlantic and Midwest regions, partially offset by increased capacity prices in New England.
(15)	Primarily reflects the impact of the Ginna Reliability Support Services Agreement, the inclusion of Pepco Energy Services and ConEdison Solutions results in 2016 and revenue related to energy efficiency projects, partially offset by lower realized energy prices primarily in the Mid-Atlantic region.
(16)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues, due to increased capital investments partially offset by lower electric distribution ROE due to a decrease in treasury rates and a decrease in fully recoverable costs. For PECO, primarily reflects increased electric distribution revenue pursuant to a rate increase effective January 1, 2016. For BGE, primarily reflects increased distribution revenue pursuant to increased rates effective in June 2016 and increased transmission revenue.
(17)	For Generation, primarily reflects increased contracting costs related to energy efficiency projects and the inclusion of Pepco Energy Services results in 2016.
(18)	Primarily reflects a reduction in the number of nuclear outage days in 2016, excluding Salem.
(19)	Primarily reflects favorable impact of higher pension and OPEB discount rates in 2016.
(20)	For ComEd, primarily relates to decreased fully recoverable costs associated with energy and efficiency programs. For BGE, primarily reflects increased underground conduit rental fees assessed by the City of Baltimore.
(21)	Primarily reflects increased nuclear decommissioning amortization at Generation. For BGE, primarily reflects increased amortization due to the initiation of cost recovery of the AMI programs. Additionally, primarily reflects increased depreciation for ongoing capital expenditures across all operating companies.
(22)	At Corporate, primarily reflects increased interest expense due to higher outstanding debt to fund the PHI acquisition and general corporate purposes.
(23)	At Generation, primarily reflects a decrease in domestic production activities deduction.
(24)	Reflects elimination from Generation’s results of the non-controlling interest related to the net impact of CENG’s operating revenue and expenses.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Nine Months Ended September 30, 2016 and 2015

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon (a)
2015 GAAP Earnings (Loss)	$2.22	$1,218	$339	$299	$202	$—	$(99)	$1,959
2015 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.18)	(160)	—	—	—	—	2	(158)
Unrealized Losses Related to NDT Fund Investments (1)	0.19	164	—	—	—	—	—	164
Amortization of Commodity Contract Intangibles (2)	(0.01)	(13)	—	—	—	—	—	(13)
Merger and Integration Costs (3)	0.06	18	5	2	2	—	23	50
Long-Lived Asset Impairments (4)	0.02	—	—	—	—	—	15	15
Asset Retirement Obligation (5)	(0.01)	(6)	—	—	—	—	—	(6)
Tax Settlements (6)	(0.06)	(52)	—	—	—	—	—	(52)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swap (7)	(0.03)	—	—	—	—	—	(21)	(21)
Midwest Generation Bankruptcy Recoveries (8)	(0.01)	(6)	—	—	—	—	—	(6)
CENG Non-Controlling Interest (9)	(0.06)	(52)	—	—	—	—	—	(52)

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	2.13	1,111	344	301	204	—	(80)	1,880
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (15)	0.03	26	—	—	—	—	—	26
Nuclear Fuel Cost (16)	0.02	15	—	—	—	—	—	15
Capacity Pricing (17)	0.01	7	—	—	—	—	—	7
Market and Portfolio Conditions (18)	0.05	48	—	—	—	—	—	48
ComEd, PECO, BGE and PHI Margins:
Weather	—	—	25	(27)	— (c)	— (c)	—	(2)
Load	0.01	—	1	6	— (c)	— (c)	—	7
Other Energy Delivery (19)	1.15	—	73 (d)	51 (d)	45 (d)	894 (d)	—	1,063
Operating and Maintenance Expense:
Labor, Contracting and Materials (20)	(0.32)	(89)	1	(9)	(1)	(199)	—	(297)
Planned Nuclear Refueling Outages (21)	0.02	18	—	—	—	—	—	18
Pension and Non-Pension Postretirement Benefits (22)	0.02	21	10	2	—	(21)	4	16
Other Operating and Maintenance (23)	(0.18)	(42)	17	12	(54)	(99)	2	(164)
Depreciation and Amortization Expense (24)	(0.36)	(63)	(28)	(2)	(21)	(208)	(5)	(327)
Interest Expense, Net (25)	(0.13)	5	(13)	(4)	(3)	(61)	(41)	(117)
Income Taxes (26)	0.02	(43)	8	19	13	23	3	23
Equity in Earnings of Unconsolidated Affiliates	(0.01)	(7)	—	—	—	—	—	(7)
CENG Non-Controlling Interest (27)	0.04	40	—	—	—	—	—	40
Other (28)	(0.16)	(29)	5	1	1	(144)	15	(151)
Share Differential (29)	(0.10)	—	—	—	—	—	—	—

2016 Adjusted (non-GAAP) Operating Earnings (Loss)	2.24	1,018	443	350	184	185	(102)	2,078
2016 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.07)	(67)	—	—	—	—	—	(67)
Unrealized Gains Related to NDT Fund Investments (1)	0.13	127	—	—	—	—	—	127
Amortization of Commodity Contract Intangibles (2)	(0.01)	(8)	—	—	—	—	—	(8)
Merger and Integration Costs (3)	(0.10)	(20)	3	(2)	1	(37)	(37)	(92)
Merger Commitments (10)	(0.43)	(2)	—	—	—	(239)	(159)	(400)
Long-Lived Asset Impairments (4)	(0.11)	(103)	—	—	—	—	(1)	(104)
Plant Retirements and Divestitures (11)	(0.37)	(338)	—	—	—	—	—	(338)
Reassessment of State Deferred Income Taxes (12)	—	(6)	—	—	—	—	6	—
Cost Management Program (13)	(0.03)	(22)	—	(2)	(2)	—	—	(26)
Like-Kind Exchange Tax Position (14)	(0.21)	—	(149)	—	—	—	(50)	(199)
CENG Non-Controlling Interest (9)	(0.04)	(41)	—	—	—	—	—	(41)

2016 GAAP Earnings (Loss)	$1.00	$538	$297	$346	$183	$(91)	$(343)	$930

Note:

The above analysis is presented on an after-tax basis. Income taxes related to (non-GAAP) operating adjustments are computed based upon the applicable tax law and enacted tax rates, unless otherwise noted. In computing the tax, the ability to monetize tax attributes and the impact to calculations such as the domestic production activities deduction is taken into consideration. Refer to the Reconciliations of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations within the Earnings Release Attachments for further information regarding income tax impacts.

(a)	As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to September 30, 2016. Therefore, the results of operations from 2016 and 2015 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC and District of Columbia PSC, BGE, Pepco and DPL Maryland record monthly adjustments to rates for residential, commercial and industrial customers to eliminate the effects of abnormal weather and usage patterns per customer on distribution volumes.
(d)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)	Reflects the impact of unrealized losses in 2015 and unrealized gains in 2016 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition in 2015 and the Integrys and ConEdison Solutions acquisitions in 2016.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities and upfront credit facilities fees, partially offset in 2016 at ComEd, BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(4)	Reflects impairment of investment in long-term leases at Corporate in 2015 and the impairment of upstream assets and certain wind projects at Generation in 2016.
(5)	Primarily reflects a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(6)	Reflects benefits related to the favorable settlements in 2015 of certain income tax positions on Constellation’s pre-acquisition tax returns.
(7)	Reflects the impact of mark-to-market activity on forward-starting interest rate swaps held at Exelon Corporate related to financing for the PHI acquisition, which were terminated on June 8, 2015.
(8)	Primarily reflects a 2015 benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(9)	Represents elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.
(10)	Represents costs incurred as part of the settlement orders approving the PHI acquisition.
(11)	Primarily reflects accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with Generation’s decision to early retire the Clinton and Quad Cities nuclear facilities, partially offset by a gain associated with Generation’s 2016 sale of the New Boston generating site.
(12)	Reflects the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016.
(13)	Represents 2016 severance expense and reorganization costs related to a cost management program.
(14)	Represents the recognition of a penalty and associated interest expense in the third quarter of 2016, as a result of a tax court decision on Exelon’s like-kind exchange tax position.
(15)	Primarily reflects a decrease in outage days at higher capacity units in 2016 versus 2015, despite an increase in overall outage days.
(16)	Primarily reflects a decrease in fuel prices.
(17)	Primarily reflects increased capacity prices in the Midwest and New England regions, partially offset by decreased capacity prices in the Mid-Atlantic region.
(18)	Primarily reflects the approval of the Ginna Reliability Support Services Agreement, the inclusion of Pepco Energy Services results in 2016 and revenue related to energy efficiency projects, partially offset by lower realized energy prices across all regions and increased oil inventory write-downs.
(19)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues, due to increased capital investments partially offset by lower electric distribution ROE due to a decrease in treasury rates and a decrease in fully recoverable costs. For PECO, primarily reflects increased electric distribution revenue pursuant to a rate increase effective January 1, 2016. For BGE, primarily reflects increased distribution revenue pursuant to increased rates effective in June 2016 and increased transmission revenue.
(20)	For Generation, reflects the net increase to contracting costs primarily related to energy efficiency projects and the inclusion of Pepco Energy Services results in 2016. For PECO, primarily reflects increased contracting costs related to vegetation management and other projects.
(21)	Primarily reflects a reduction in the number of nuclear outage days in 2016, excluding Salem.
(22)	Primarily reflects favorable impact of higher pension and OPEB discount rates in 2016.
(23)	For Generation, primarily reflects the timing and extended duration of an outage at Salem and the inclusion of Pepco Energy Services results in 2016. For ComEd, primarily relates to decreased fully recoverable costs associated with energy efficiency programs and uncollectible accounts. For PECO, primarily reflects decreased storm costs and a decrease in uncollectible accounts expense. For BGE, primarily reflects charges for certain disallowances contained in the June and July 2016 rate case orders, increased storm costs in the BGE service territory and increased underground conduit rental fees assessed by the City of Baltimore.
(24)	Primarily reflects increased nuclear decommissioning amortization at Generation. For BGE, primarily reflects increased amortization due to the initiation of cost recovery of the AMI programs. Additionally, primarily reflects increased depreciation for ongoing capital expenditures across all operating companies.
(25)	For ComEd, primarily reflects increased interest expense due to higher outstanding debt. At Corporate, primarily reflects increased interest expense due to higher outstanding debt to fund the PHI acquisition and general corporate purposes.

(26)	At Generation, primarily reflects a decrease in domestic production activities deduction. At PECO, primarily reflects an increase in the gas repairs deduction and the impact of a cumulative adjustment related to an anticipated gas repairs tax return accounting method change in 2016. At BGE, primarily reflects a cumulative adjustment to tax expense for transmission-related regulatory assets pending anticipated recovery from transmission customers.
(27)	Reflects elimination from Generation’s results of the non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(28)	For Generation, primarily reflects lower realized NDT fund gains. For Corporate, primarily reflects the absence of a 2015 loss on the termination of forward-starting interest rate swaps.
(29)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding from 883 million in 2015 to 926 million in 2016 as a result of the July 2015 common stock issuance.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	Generation
	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,035	$(166)	(b),(d)	$4,869	$4,768	$11	(b),(d)	$4,779
Operating expenses
Purchased power and fuel	2,589	(127)	(b),(d), (h)	2,462	2,519	(132)	(b),(d)	2,387
Operating and maintenance	1,336	(6)	(e),(g), (h),(i)	1,330	1,241	(2)	(e),(l)	1,239
Depreciation and amortization	632	(338)	(e),(h)	294	264	—		264
Taxes other than income	136	—		136	123	—		123

Total operating expenses	4,693	(471)		4,222	4,147	(134)		4,013
Gain on sales of assets	—	—		—	1	—		1

Operating income	342	305		647	622	145		767

Other income and (deductions)
Interest expense, net	(77)	—		(77)	(68)	(12)	(m)	(80)
Other, net	185	(145)	(c)	40	(257)	279	(c)	22

Total other income and (deductions)	108	(145)		(37)	(325)	267		(58)

Income before income taxes	450	160		610	297	412		709
Income taxes	173	43	(b),(c), (d),(e), (g),(h), (i)	216	(36)	244	(b),(c), (d),(e), (l),(m)	208
Equity in losses of unconsolidated affiliates	(6)	—		(6)	(1)	—		(1)

Net income	271	117		388	332	168		500
Net income (loss) attributable to noncontrolling interests	35	(23)	(n)	12	(45)	46	(n)	1

Net income attributable to membership interest	$236	$140		$376	$377	$122		$499

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$13,363	$376	(b),(d)	$13,739	$14,841	$(190)	(b),(d)	$14,651
Operating expenses
Purchased power and fuel	6,609	211	(b),(d), (h)	6,820	7,800	88	(b),(d)	7,888
Operating and maintenance	4,333	(335)	(e),(f), (g),(h), (i)	3,998	3,860	(9)	(e),(j), (l)	3,851
Depreciation and amortization	1,329	(452)	(e),(h)	877	774	—		774
Taxes other than income	380	(1)	(i)	379	369	—		369

Total operating expenses	12,651	(577)		12,074	12,803	79		12,882
Gain on sales of assets	31	—		31	7	—		7

Operating income	743	953		1,696	2,045	(269)		1,776

Other income and (deductions)
Interest expense, net	(273)	—		(273)	(269)	(12)	(m)	(281)

Other, net	395	(299)	(c),(h)	96	(193)	357	(c)	164

Total other income and (deductions)	122	(299)		(177)	(462)	345		(117)

Income before income taxes	865	654		1,519	1,583	76		1,659
Income taxes	293	215	(b),(c), (d),(e), (f),(g), (h),(i), (k)	508	371	131	(b),(c), (d),(e), (j),(l), (m)	502
Equity in losses of unconsolidated affiliates	(16)	—		(16)	(4)	—		(4)

Net income	556	439		995	1,208	(55)		1,153
Net income (loss) attributable to noncontrolling interests	18	(41)	(n)	(23)	(10)	52	(n)	42

Net income attributable to membership interest	$538	$480		$1,018	$1,218	$(107)		$1,111

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition in 2015 and the Integrys and ConEdison Solutions acquisitions in 2016.
(e)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees.
(f)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.
(g)	Adjustment to exclude 2016 charges to earnings primarily related to the impairment of upstream assets and certain wind projects at Generation.
(h)	Adjustment to exclude the impacts associated with Generation’s decision to early retire the Clinton and Quad Cities nuclear facilities, partially offset by a gain associated with Generation’s 2016 sale of the New Boston generating site.
(i)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.
(j)	Adjustment to exclude a 2015 benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(k)	Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016.
(l)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.
(m)	Adjustment to exclude favorable settlements of certain income tax positions on Constellation’s pre-acquisition tax returns.
(n)	Adjustments to exclude the elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	ComEd
	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,497	$—		$1,497	$1,376	$—		$1,376
Operating expenses
Purchased power	454	—		454	390	—		390
Operating and maintenance	377	—		377	404	(3)	(b)	401
Depreciation and amortization	196	—		196	176	—		176
Taxes other than income	82	—		82	79	—		79

Total operating expenses	1,109	—		1,109	1,049	(3)		1,046
Gain on sales of assets	1	—		1	—	—		—

Operating income	389	—		389	327	3		330

Other income and (deductions)
Interest expense, net	(197)	105	(c)	(92)	(83)	—		(83)
Other, net	(80)	86	(c)	6	4	—		4

Total other income and (deductions)	(277)	191		(86)	(79)	—		(79)

Income before income taxes	112	191		303	248	3		251
Income taxes	75	42	(c)	117	99	1	(b)	100

Net income	$37	$149		$186	$149	$2		$151

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,031	$(8)	(b)	$4,023	$3,709	$—		$3,709
Operating expenses
Purchased power	1,141	—		1,141	991	—		991
Operating and maintenance	1,113	(2)	(b)	1,111	1,166	(8)	(b)	1,158
Depreciation and amortization	574	—		574	528	—		528
Taxes other than income	222	—		222	225	—		225

Total operating expenses	3,050	(2)		3,048	2,910	(8)		2,902
Gain on sales of assets	6	—		6	—	—		—

Operating income	987	(6)		981	799	8		807

Other income and (deductions)
Interest expense, net	(374)	105	(c)	(269)	(248)	—		(248)
Other, net	(72)	86	(c)	14	14	—		14

Total other income and (deductions)	(446)	191		(255)	(234)	—		(234)

Income before income taxes	541	185		726	565	8		573
Income taxes	244	39	(b),(c)	283	226	3	(b)	229

Net income	$297	$146		$443	$339	$5		$344

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at ComEd by the anticipated recovery of previously incurred PHI acquisition costs.
(c)	Adjustment to exclude the recognition of a penalty and associated interest expense, as a result of a tax court decision on Exelon’s like-kind exchange tax position.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$788	$—		$788	$740	$—		$740
Operating expenses
Purchased power and fuel	272	—		272	278	—		278
Operating and maintenance	199	(2	) (b)	197	196	(1	) (b)	195
Depreciation and amortization	67	—		67	68	—		68
Taxes other than income	46	—		46	44	—		44

Total operating expenses	584	(2)		582	586	(1)		585

Operating income	204	2		206	154	1		155

Other income and (deductions)
Interest expense, net	(30)	—		(30)	(28)	—		(28)
Other, net	2	—		2	1	—		1

Total other income and (deductions)	(28)	—		(28)	(27)	—		(27)

Income before income taxes	176	2		178	127	1		128
Income taxes	54	1	(b)	55	37	—		37

Net income attributable to common shareholder	$122	$1		$123	$90	$1		$91

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,293	$—		$2,293	$2,386	$—		$2,386
Operating expenses
Purchased power and fuel	809	—		809	953	—		953
Operating and maintenance	604	(7	) (b),(c)	597	609	(4	) (b)	605
Depreciation and amortization	201	—		201	198	—		198
Taxes other than income	126	—		126	125	—		125

Total operating expenses	1,740	(7)		1,733	1,885	(4)		1,881
Gain on sales of assets	—	—		—	1	—		1

Operating income	553	7		560	502	4		506

Other income and (deductions)
Interest expense, net	(92)	—		(92)	(84)	—		(84)
Other, net	6	—		6	3	—		3

Total other income and (deductions)	(86)	—		(86)	(81)	—		(81)

Income before income taxes	467	7		474	421	4		425
Income taxes	121	3	(b),(c)	124	122	2	(b)	124

Net income attributable to common shareholder	$346	$4		$350	$299	$2		$301

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees.
(c)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	BGE
	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$812	$—		$812	$725	$—		$725
Operating expenses
Purchased power and fuel	360	—		360	311	—		311
Operating and maintenance	178	(1	) (b)	177	169	(2	) (b)	167
Depreciation and amortization	101	—		101	79	—		79
Taxes other than income	58	—		58	57	—		57

Total operating expenses	697	(1)		696	616	(2)		614
Gain on sales of assets	—	—		—	1	—		1

Operating income	115	1		116	110	2		112

Other income and (deductions)
Interest expense, net	(28)	—		(28)	(25)	—		(25)
Other, net	5	—		5	4	—		4

Total other income and (deductions)	(23)	—		(23)	(21)	—		(21)

Income before income taxes	92	1		93	89	2		91
Income taxes	36	—		36	35	1	(b)	36

Net income	56	1		57	54	1		55
Preference stock dividends	2	—		2	3	—		3

Net income attributable to common shareholder	$54	$1		$55	$51	$1		$52

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,421	$—		$2,421	$2,388	$—		$2,388
Operating expenses
Purchased power and fuel	994	—		994	1,037	—		1,037
Operating and maintenance	588	(2	) (b),(c)	586	499	(4	) (b)	495
Depreciation and amortization	307	—		307	271	—		271
Taxes other than income	172	—		172	169	—		169

Total operating expenses	2,061	(2)		2,059	1,976	(4)		1,972
Gain on sales of assets	—	—		—	1	—		1

Operating income	360	2		362	413	4		417

Other income and (deductions)
Interest expense, net	(76)	—		(76)	(73)	—		(73)
Other, net	16	—		16	13	—		13

Total other income and (deductions)	(60)	—		(60)	(60)	—		(60)

Income before income taxes	300	2		302	353	4		357
Income taxes	109	1	(b),(c)	110	141	2	(b)	143

Net income	191	1		192	212	2		214
Preference stock dividends	8	—		8	10	—		10

Net income attributable to common shareholder	$183	$1		$184	$202	$2		$204

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at BGE by the anticipated recovery of previously incurred PHI acquisition costs.
(c)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	PHI
	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,394	$—		$1,394	$—	$—	$—
Operating expenses
Purchased power and fuel	583	—		583	—	—	—
Operating and maintenance	226	43	(b),(c)	269	—	—	—
Depreciation and amortization	182	—		182	—	—	—
Taxes other than income	124	—		124	—	—	—

Total operating expenses	1,115	43		1,158	—	—	—

Operating income	279	(43)		236	—	—	—

Other income and (deductions)
Interest expense, net	(64)	—		(64)	—	—	—
Other, net	19	—		19	—	—	—

Total other income and (deductions)	(45)	—		(45)	—	—	—

Income before income taxes	234	(43)		191	—	—	—
Income taxes	68	(7	) (b),(c)	61	—	—	—

Net income	$166	$(36)		$130	$—	$—	$—

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$2,565	$—		$2,565	$—	$—	$—
Operating expenses
Purchased power and fuel	1,037	—		1,037	—	—	—
Operating and maintenance	921	(375	) (b),(c)	546	—	—	—
Depreciation and amortization	355	—		355	—	—	—
Taxes other than income	248	—		248	—	—	—

Total operating expenses	2,561	(375)		2,186	—	—	—

Operating income	4	375		379	—	—	—

Other income and (deductions)
Interest expense, net	(135)	—		(135)	—	—	—
Other, net	31	—		31	—	—	—

Total other income and (deductions)	(104)	—		(104)	—	—	—

(Loss) income before income taxes	(100)	375		275	—	—	—
Income taxes	(9)	99	(b),(c)	90	—	—	—

Net loss	$(91)	$276		$185	$—	$—	$—

As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to September 30, 2016 for the nine months ended and quarterly results for the September 30, 2016 three months ended period. Therefore, the results of operations from 2016 and 2015 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(c)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	Other (a)
	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(524)	$—		$(524)	$(208)	$—		$(208)
Operating expenses
Purchased power and fuel	(504)	—		(504)	(207)	—		(207)
Operating and maintenance	22	(57	) (c),(d)	(35)	(14)	(5	) (c)	(19)
Depreciation and amortization	17	—		17	19	—		19
Taxes other than income	3	—		3	7	—		7

Total operating expenses	(462)	(57)		(519)	(195)	(5)		(200)

Operating loss	(62)	57		(5)	(13)	5		(8)

Other income and (deductions)
Interest expense, net	(120)	48	(i)	(72)	(49)	—		(49)
Other, net	(11)	20	(i)	9	4	—		4

Total other income and (deductions)	(131)	68		(63)	(45)	—		(45)

Loss before income taxes	(193)	125		(68)	(58)	5		(53)
Income taxes	(66)	29	(c),(d),(g),(i)	(37)	(20)	3	(c)	(17)
Equity in earnings of unconsolidated affiliates	1	—		1	—	—		—

Net loss	(126)	96		(30)	(38)	2		(36)
Net loss attributable to noncontrolling interests and preference stock dividends	(1)	$—		(1)	—	—		—

Net loss attributable to common shareholders	$(125)	$96		$(29)	$(38)	$2		$(36)

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(1,187)	$—		$(1,187)	$(578)	$—		$(578)
Operating expenses
Purchased power and fuel	(1,128)	—		(1,128)	(571)	—		(571)
Operating and maintenance	118	(235	) (c),(d)	(117)	(15)	(41	) (c),(g)	(56)
Depreciation and amortization	55	—		55	47	—		47
Taxes other than income	20	—		20	20	—		20

Total operating expenses	(935)	(235)		(1,170)	(519)	(41)		(560)
Gain on sales of assets	4	—		4	1	—		1

Operating loss	(248)	235		(13)	(58)	41		(17)

Other income and (deductions)
Interest expense, net	(229)	48	(i)	(181)	(81)	(15	) (c),(f)	(96)
Other, net	1	20	(i)	21	(16)	—		(16)

Total other income and (deductions)	(228)	68		(160)	(97)	(15)		(112)

Loss before income taxes	(476)	303		(173)	(155)	26		(129)
Income taxes	(133)	62	(c),(d),(g),(h),(i)	(71)	(55)	7	(c),(e),(f),(g)	(48)
Equity in earnings of unconsolidated affiliates	—	—		—	1	—		1

Net loss	(343)	241		(102)	(99)	19		(80)
Net income attributable to noncontrolling interests and preference stock dividends	—	—		—	—	—		—

Net loss attributable to common shareholders	$(343)	$241		$(102)	$(99)	$19		$(80)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees.
(d)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(f)	Adjustment to exclude the mark-to-market impact of Exelon’s Corporate’s forward-starting interest rate swaps related to financing for the PHI acquisition, which were terminated on June 8, 2015.
(g)	Adjustment to exclude a 2015 charge to earnings primarily related to the impairment of investment in long-term leases and 2016 impairment to upstream assets.
(h)	Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016.
(i)	Adjustment to exclude the recognition of a penalty and associated interest expense, as a result of a tax court decision on Exelon’s like-kind exchange tax position.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	15,604	15,224	16,208	15,500	16,446
Midwest	24,262	23,001	23,662	23,620	23,927
New York (a)	4,843	4,228	4,932	4,712	4,807

Total Nuclear Generation	44,709	42,453	44,802	43,832	45,180
Fossil and Renewables
Mid-Atlantic	706	685	898	746	719
Midwest	273	324	449	490	262
New England	1,886	2,016	1,924	408	1,840
New York	1	1	1	—	1
ERCOT	2,472	1,879	1,376	1,163	2,306
Other Power Regions (b)	2,103	1,995	2,147	1,834	1,945

Total Fossil and Renewables	7,441	6,900	6,795	4,641	7,073
Purchased Power
Mid-Atlantic	7,139	3,131	3,755	1,441	3,511
Midwest	461	688	706	814	515
New England	3,927	3,782	4,155	6,372	5,787
ERCOT	2,895	2,259	2,294	2,501	2,422
Other Power Regions (b)	3,803	3,879	2,600	4,636	5,812

Total Purchased Power	18,225	13,739	13,510	15,764	18,047
Total Supply/Sales by Region (c)
Mid-Atlantic (d)	23,449	19,040	20,861	17,687	20,676
Midwest (d)	24,996	24,013	24,817	24,924	24,704
New England	5,813	5,798	6,079	6,780	7,627
New York	4,844	4,229	4,933	4,712	4,808
ERCOT	5,367	4,138	3,670	3,664	4,728
Other Power Regions (b)	5,906	5,874	4,747	6,470	7,757

Total Supply/Sales by Region	70,375	63,092	65,107	64,237	70,300

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Outage Days (e)
Refueling	17	87	70	103	27
Non-refueling	—	21	10	21	11

Total Outage Days	17	108	80	124	38

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)	Other Power Regions includes, South, West and Canada.
(c)	Excludes physical proprietary trading volumes of 1,506 GWhs, 1,289 GWhs, 1,220 GWhs, 1,932 GWhs, and 1,913 GWhs for the three months ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015 respectively.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region. As a result of the PHI Merger, includes affiliate sales to Pepco, DPL and ACE in the Mid-Atlantic region for the successor period of March 24, 2016 to March 31, 2016, April 1, 2016 to June 30, 2016 and July 1, 2016 to September 30, 2016.
(e)	Outage days exclude Salem.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2016 and 2015

	September 30, 2016	September 30, 2015
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	47,035	47,783
Midwest	70,925	69,802
New York (a)	14,002	14,057

Total Nuclear Generation	131,962	131,642
Fossil and Renewables
Mid-Atlantic	2,290	2,028
Midwest	1,046	1,057
New England	5,826	2,575
New York	3	3
ERCOT	5,726	4,600
Other Power Regions	6,245	6,014

Total Fossil and Renewables	21,136	16,277
Purchased Power
Mid-Atlantic	14,024	6,719
Midwest	1,855	1,511
New England	11,863	17,937
ERCOT	7,448	7,569
Other Power Regions	10,281	14,186

Total Purchased Power	45,471	47,922
Total Supply/Sales by Region (c)
Mid-Atlantic (b)	63,349	56,530
Midwest (b)	73,826	72,370
New England	17,689	20,512
New York	14,005	14,060
ERCOT	13,174	12,169
Other Power Regions	16,526	20,199

Total Supply/Sales by Region	198,569	195,840

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region. As a result of the PHI Merger, includes affiliate sales to Pepco, DPL and ACE in the Mid-Atlantic region for the Successor period of March 24, 2016 to September 30, 2016.
(c)	Excludes physical proprietary trading volumes of 4,015 GWh and 5,378 GWh for the nine months ended September 30, 2016 and 2015, respectively.

EXELON CORPORATION

ComEd Statistics

Three Months Ended September 30, 2016 and 2015

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2016	2015	% Change	Weather- Normal % Change	2016	2015	% Change
Retail Deliveries and Sales (a)
Residential	9,014	7,919	13.8%	1.0%	$786	$690	13.9%
Small Commercial & Industrial	8,833	8,579	3.0%	(0.2)%	356	361	(1.4)%
Large Commercial & Industrial	7,565	7,250	4.3%	2.0%	126	121	4.1%
Public Authorities & Electric Railroads	308	295	4.4%	4.4%	10	10	—%

Total Retail	25,720	24,043	7.0%	0.9%	1,278	1,182	8.1%

Other Revenue (b)					219	194	12.9%

Total Electric Revenue (c)					$1,497	$1,376	8.8%

Purchased Power					$454	$390	16.4%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	23	55	119	(58.2)%	(80.7)%
Cooling Degree-Days	840	634	613	32.5%	37.0%

Nine Months Ended September 30, 2016 and 2015

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2016	2015	% Change	Weather- Normal % Change	2016	2015	% Change
Retail Deliveries and Sales (a)
Residential	21,738	20,602	5.5%	(0.1)%	$2,018	$1,785	13.1%
Small Commercial & Industrial	24,447	24,305	0.6%	(0.1)%	1,007	1,029	(2.1)%
Large Commercial & Industrial	21,057	20,807	1.2%	1.0%	350	339	3.2%
Public Authorities & Electric Railroads	947	964	(1.8)%	(0.3)%	33	33	—%

Total Retail	68,189	66,678	2.3%	0.2%	3,408	3,186	7.0%

Other Revenue (b)					623	523	19.1%

Total Electric Revenue (c)					$4,031	$3,709	8.7%

Purchased Power					$1,141	$991	15.1%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	3,678	4,373	4,048	(15.9)%	(9.1)%
Cooling Degree-Days	1,130	805	831	40.4%	36.0%

Number of Electric Customers	2016	2015
Residential	3,578,846	3,524,253
Small Commercial & Industrial	372,603	369,151
Large Commercial & Industrial	2,010	1,996
Public Authorities & Electric Railroads	4,738	4,826

Total	3,958,197	3,900,226

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other revenue includes rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of remediation costs associated with MGP sites.
(c)	Includes operating revenues from affiliates totaling $4 million and $1 million for the three months ended September 30, 2016 and 2015, and $12 million and $3 million for the nine months ended September 30, 2016 and 2015, respectively.

EXELON CORPORATION

PECO Statistics

Three Months Ended September 30, 2016 and 2015

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2016	2015	% Change	Weather- Normal % Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	4,358	3,940	10.6%	1.5%	$513	$461	11.3%
Small Commercial & Industrial	2,324	2,219	4.7%	0.5%	109	113	(3.5)%
Large Commercial & Industrial	4,234	4,227	0.2%	(2.9)%	59	58	1.7%
Public Authorities & Electric Railroads	240	224	7.1%	7.1%	8	8	—%

Total Retail	11,156	10,610	5.1%	(0.4)%	689	640	7.7%

Other Revenue (b)					51	51	—%

Total Electric Revenue (d)					740	691	7.1%

Natural Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	3,494	3,639	(4.0)%	(2.4)%	41	42	(2.4)%
Transportation and Other	7,315	7,457	(1.9)%	(3.3)%	7	7	—%

Total Natural Gas (d)	10,809	11,096	(2.6)%	(3.0)%	48	49	(2.0)%

Total Electric and Natural Gas Revenues					$788	$740	6.5%

Purchased Power and Fuel					$272	$278	(2.2)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	10	—	38	N/A	(73.7)%
Cooling Degree-Days	1,288	1,186	929	8.6%	38.6%

Nine Months Ended September 30, 2016 and 2015

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2016	2015	% Change	Weather- Normal % Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	10,682	10,929	(2.3)%	1.3%	$1,278	$1,276	0.2%
Small Commercial & Industrial	6,236	6,306	(1.1)%	1.7%	334	330	1.2%
Large Commercial & Industrial	11,598	11,744	(1.2)%	(1.9)%	182	166	9.6%
Public Authorities & Electric Railroads	672	667	0.7%	0.7%	25	23	8.7%

Total Retail	29,188	29,646	(1.5)%	0.1%	1,819	1,795	1.3%

Other Revenue (b)					152	155	(1.9)%

Total Electric Revenue (d)					1,971	1,950	1.1%

Natural Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	38,488	45,734	(15.8)%	1.8%	298	410	(27.3)%
Transportation and Other	20,917	21,585	(3.1)%	1.1%	24	26	(7.7)%

Total Natural Gas (d)	59,405	67,319	(11.8)%	1.5%	322	436	(26.1)%

Total Electric and Natural Gas Revenues					$2,293	$2,386	(3.9)%

Purchased Power and Fuel					$809	$953	(15.1)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,616	3,264	2,981	(19.9)%	(12.2)%
Cooling Degree-Days	1,684	1,699	1,278	(0.9)%	31.8%

Number of Electric Customers	2016	2015	Number of Natural Gas Customers	2016	2015
Residential	1,451,533	1,439,951	Residential	470,024	465,023
Small Commercial & Industrial	149,646	148,920	Commercial & Industrial	42,997	42,544

Large Commercial & Industrial	3,094	3,093	Total Retail	513,021	507,567
Public Authorities & Electric Railroads	9,820	9,801	Transportation	802	837

Total	1,614,093	1,601,765	Total	513,823	508,404

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(d)	Total electric revenue includes operating revenues from affiliates totaling $2 million and less than $1 million for the three months ended September 30, 2016 and 2015, respectively, and $5 million and less than $1 million for the nine months ended September 30, 2016 and 2015, respectively. Total natural gas revenues includes operating revenues from affiliates totaling less than $1 million for the three months ended September 30, 2016 and $1 million for the three months ended September 30, 2015, and less than $1 million for the nine months ended September 30, 2016, and $1 million for the nine months ended September 30, 2015.

EXELON CORPORATION

BGE Statistics

Three Months Ended September 30, 2016 and 2015

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,900	3,458	12.8%	$451	$379	19.0%
Small Commercial & Industrial	877	788	11.3%	74	70	5.7%
Large Commercial & Industrial	3,992	3,829	4.3%	123	122	0.8%
Public Authorities & Electric Railroads	72	75	(4.0)%	9	9	—%

Total Retail	8,841	8,150	8.5%	657	580	13.3%

Other Revenue (b)(c)				78	75	4.0%

Total Electric Revenue				735	655	12.2%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	13,159	11,719	12.3%	71	66	7.6%
Transportation and Other (e)	1,311	612	114.2%	6	4	50.0%

Total Natural Gas (f)	14,470	12,331	17.3%	77	70	10.0%

Total Electric and Natural Gas Revenues				$812	$725	12.0%

Purchased Power and Fuel				$360	$311	15.8%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	24	46	79	(47.8)%	(69.6)%
Cooling Degree-Days	747	592	594	26.2%	25.8%

Nine Months Ended September 30, 2016 and 2015

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	9,996	10,266	(2.6)%	$1,203	$1,131	6.4%
Small Commercial & Industrial	2,343	2,413	(2.9)%	212	208	1.9%
Large Commercial & Industrial	10,627	10,735	(1.0)%	337	351	(4.0)%
Public Authorities & Electric Railroads	215	224	(4.0)%	27	24	12.5%

Total Retail	23,181	23,638	(1.9)%	1,779	1,714	3.8%

Other Revenue (b)(c)				219	194	12.9%

Total Electric Revenue				1,998	1,908	4.7%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	69,415	72,481	(4.2)%	403	450	(10.4)%
Transportation and Other (e)	4,078	4,521	(9.8)%	20	30	(33.3)%

Total Natural Gas (f)	73,493	77,002	(4.6)%	423	480	(11.9)%

Total Electric and Natural Gas Revenues				$2,421	$2,388	1.4%

Purchased Power and Fuel				$994	$1,037	(4.1)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,878	3,418	2,999	(15.8)%	(4.0)%
Cooling Degree-Days	966	909	851	6.3%	13.5%

Number of Electric Customers	2016	2015	Number of Natural Gas Customers	2016	2015
Residential	1,145,020	1,132,836	Residential	619,837	613,571
Small Commercial & Industrial	112,609	112,888	Commercial & Industrial	43,957	43,885

Large Commercial & Industrial	12,030	11,863	Total Retail	663,794	657,456
Public Authorities & Electric Railroads	282	286	Transportation	—	—

Total	1,269,941	1,257,873	Total	663,794	657,456

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Includes operating revenues from affiliates totaling $1 million and $5 million for the three and nine months ended September 30, 2016.
(d)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(e)	Transportation and other natural gas revenue includes off-system revenue of 1,311 mmcfs ($4 million) and 612 mmcfs ($3 million) for the three months ended September 30, 2016 and 2015, respectively. Transportation and other natural gas revenue includes off-system revenue of 4,078 mmcfs ($14 million) and 4,521 mmcfs ($28 million) for the nine months ended September 30, 2016 and 2015, respectively.
(f)	Includes operating revenues from affiliates totaling $6 million and $3 million for the three months ended September 30, 2016 and 2015, respectively, and $11 million and $11 million for the nine months ended September 30, 2016 and 2015, respectively.

EXELON CORPORATION

PEPCO Statistics

Three Months Ended September 30, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,675	2,355	13.6%	$315	$285	10.5%
Small Commercial & Industrial	394	379	4.0%	43	43	—%
Large Commercial & Industrial	4,314	4,254	1.4%	219	210	4.3%
Public Authorities & Electric Railroads	180	177	1.7%	7	7	—%

Total Retail	7,563	7,165	5.6%	584	545	7.2%

Other Revenue (b)				51	47	8.5%

Total Electric Revenue (c)				635	592	7.3%

Purchased Power				$213	$200	6.5%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	1	—	13	N/A	(92.3)%
Cooling Degree-Days	1,418	1,239	1,109	14.4%	27.9%

Nine Months Ended September 30, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,652	6,844	(2.8)%	$791	$769	2.9%
Small Commercial & Industrial	1,124	1,150	(2.3)%	116	116	—%
Large Commercial & Industrial	11,890	11,759	1.1%	613	590	3.9%
Public Authorities & Electric Railroads	544	540	0.7%	23	23	—%

Total Retail	20,210	20,293	(0.4)%	1,543	1,498	3.0%

Other Revenue (b)				152	143	6.3%

Total Electric Revenue (c)				1,695	1,641	3.3%

Purchased Power				$563	$573	(1.7)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,408	2,691	2,507	(10.5)%	(3.9)%
Cooling Degree-Days	1,872	1,914	1,587	(2.2)%	18.0%

Number of Electric Customers	2016	2015
Residential	775,911	749,662
Small Commercial & Industrial	53,425	53,459
Large Commercial & Industrial	21,315	20,820
Public Authorities & Electric Railroads	129	128

Total	850,780	824,069

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended September 30, 2016 and 2015, respectively, and $3 million and $4 million for the nine months ended September 30, 2016 and 2015, respectively.

EXELON CORPORATION

DPL Statistics

Three Months Ended September 30, 2016 and 2015

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,601	1,425	12.4%	$200	$181	10.5%
Small Commercial & Industrial	642	618	3.9%	48	51	(5.9)%
Large Commercial & Industrial	1,250	1,283	(2.6)%	24	26	(7.7)%
Public Authorities & Electric Railroads	9	11	(18.2)%	2	3	(33.3)%

Total Retail	3,502	3,337	4.9%	274	261	5.0%

Other Revenue (b)				40	34	17.6%

Total Electric Revenue (c)				314	295	6.4%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	1,121	1,111	0.9%	13	13	—%
Transportation and Other (e)	1,166	1,144	1.9%	4	6	(33.3)%

Total Natural Gas	2,287	2,255	1.4%	17	19	(10.5)%

Total Electric and Natural Gas Revenues				$331	$314	5.4%

Purchased Power and Fuel				$150	$151	(0.7)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	14	2	35	600.0%	(60.0)%
Cooling Degree-Days	1,103	897	836	23.0%	31.9%

Nine Months Ended September 30, 2016 and 2015

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	4,066	4,297	(5.4)%	$522	$533	(2.1)%
Small Commercial & Industrial	1,746	1,803	(3.2)%	143	145	(1.4)%
Large Commercial & Industrial	3,492	3,550	(1.6)%	74	79	(6.3)%
Public Authorities & Electric Railroads	35	33	6.1%	9	9	—%

Total Retail	9,339	9,683	(3.6)%	748	766	(2.3)%

Other Revenue (b)				124	109	13.8%

Total Electric Revenue (c)				872	875	(0.3)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	9,253	10,720	(13.7)%	87	111	(21.6)%
Transportation and Other (e)	4,455	4,716	(5.5)%	15	18	(16.7)%

Total Natural Gas	13,708	15,436	(11.2)%	102	129	(20.9)%

Total Electric and Natural Gas Revenues				$974	$1,004	(3.0)%

Purchased Power and Fuel				$448	$500	(10.4)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,812	3,275	2,974	(14.1)%	(5.4)%
Cooling Degree-Days	1,410	1,315	1,164	7.2%	21.1%

Number of Electric Customers	2016	2015	Number of Natural Gas Customers	2016	2015
Residential	455,640	453,114	Residential	120,075	119,006
Small Commercial & Industrial	60,034	59,583	Commercial & Industrial	9,656	9,527

Large Commercial & Industrial	1,414	1,412	Total Retail	129,731	128,533
Public Authorities & Electric Railroads	643	644	Transportation	157	159

Total	517,731	514,753	Total	129,888	128,692

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.

(c)	Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended September 30, 2016 and 2015, respectively, and $6 million and $4 million for the nine months ended September 30, 2016 and 2015, respectively.
(d)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(e)	Transportation and other revenue includes off-system natural gas sales and the short-term release of interstate pipeline transportation and storage capacity not needed to serve customers.

EXELON CORPORATION

ACE Statistics

Three Months Ended September 30, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,575	1,420	10.9%	$249	$227	9.7%
Small Commercial & Industrial	426	385	10.6%	55	53	3.8%
Large Commercial & Industrial	1,032	933	10.6%	57	56	1.8%
Public Authorities & Electric Railroads	11	9	22.2%	4	3	33.3%

Total Retail	3,044	2,747	10.8%	365	339	7.7%

Other Revenue (b)				56	47	19.1%

Total Electric Revenue (c)				421	386	9.1%

Purchased Power and Fuel				$221	$214	3.3%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	17	—	44	N/A	(61.4)%
Cooling Degree-Days	1,006	883	786	13.9%	28.0%

Nine Months Ended September 30, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,327	3,452	(3.6)%	$530	$549	(3.5)%
Small Commercial & Industrial	998	996	0.2%	133	135	(1.5)%
Large Commercial & Industrial	2,705	2,669	1.3%	158	155	1.9%
Public Authorities & Electric Railroads	35	32	9.4%	10	9	11.1%

Total Retail	7,065	7,149	(1.2)%	831	848	(2.0)%

Other Revenue (b)				151	155	(2.6)%

Total Electric Revenue (c)				982	1,003	(2.1)%

Purchased Power				$520	$552	(5.8)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,938	3,524	3,143	(16.6)%	(6.5)%
Cooling Degree-Days	1,267	1,249	1,072	1.4%	18.2%

Number of Electric Customers	2016	2015
Residential	483,542	482,348
Small Commercial & Industrial	63,826	63,671
Large Commercial & Industrial	845	893
Public Authorities & Electric Railroads	593	564

Total	548,806	547,476

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended September 30, 2016 and 2015, respectively, and $3 million and $2 million for the nine months ended September 30, 2016 and 2015, respectively.